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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): January 28, 2003

                              U.S. WEST HOMES, INC.
                 (Exact name of registrant as specified in Charter)

          Nevada                   333-102323                   68-0221599
(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)            File Number)               Identification No.)

                 410 Broadway, 2nd Floor, Laguna Beach, CA 92651
          (Address of principal executive office, including zip code)

                                 (949) 376-3125
              (Registrant's telephone number, including area code)



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ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 28, 2003, the Board of Directors by unanimous consent authorized the issuance of the following shares of common stock to officers and directors of U.S. West Homes, Inc. Previously, the Board had authorized 10,000,000 shares to Craig H. Brown on December 5, 2002 and the issuance of 83,980,000 shares pursuant to a registration statement on Form S-8 filed on February 13, 2003. Following the issuance of these shares, a total of 617,426,667 common shares were outstanding and the company was authorized to issue a total of 1,000,000,000 common shares.

Name                      Position                             Number of shares          Percentage
                                                                                         of shares
                                                                                         outstanding
----------------------------------------------------------------------------------------------------
Mervyn A. Phelan, Sr.     chairman & CEO                   120,000,000 (1)               19.4%

Craig Brown               president & director             130,000,000 (2)               21.1%

David Edwards             director                          20,000,000 (3)                3.2%

John Tanner               director                          20,000,000 (3)                3.2%

David Tsai                project manager                   10,000,000                    0.2%

         (1) These shares were issued pursuant to a comprehensive employment agreement made with Mervyn A. Phelan, Sr. effective March 12, 2001. Under the terms of that Employment Agreement, Senior Care agreed to the following basic terms:

a. Mr. Phelan will not receive a regular salary and shall receive other benefits in lieu of salary. Those benefits are as follows:

b. For each fiscal year during Mr. Phelan's employment under the terms of the 5 year employment contract, he will be eligible to receive an annual bonus (the "Bonus") based upon an Executive Incentive Compensation Plan (the "Plan") to be developed by executive management of the Company and approved and adopted by the Board of Directors. This Plan will include the terms, conditions and formula for computing bonuses for the Company's executive officers for each fiscal year; it being understood that the Company's expectation is to pay bonuses of at least twenty percent (20%) of an executive officer's base salary annualized for the achievement of annual strategic and operating plan goals and objectives. Executive shall be eligible to receive a share of any stock options under the terms of any Stock Option Plan which the Board of Directors or the shareholders may authorized during the course of the employment of the Executive.

c. As a condition to the Executive agreeing to become an executive of the Company, the Board of Directors authorized the issuance of 8,000,000 shares of common stock in the Company to be issued to the Aliso Circle Irrevocable Inter Vivos Trust dated May 5, 1998 as an inducement and for the specific purpose of protecting the Executive's family by providing a quality of life for the family which can be assured by this issue of stock. The issue of stock contemplated hereby shall be unconditional and fully paid and non-assessable regardless of whether the Executive shall complete his employment period.

In March of 2002, the Aliso Circle Trust transferred all of its 8,000,000 shares of common stock to unaffiliated partners of Hollinsworth Land Company and Hollinswoth itself in lieu of payment of monies which had been advanced under the terms of a credit line which had been granted by Hollinsworth and its partners to M & A Underwriters. The trustee of the Aliso Trust is Mervyn A. Phelan, Jr., the son of the Chief Executive Officer of Senior Care. Likewise, Mervyn A. Phelan, Jr. is the president of M & A Underwriters. Senior Care has a credit line with M & A Underwriters which was unaffected by these transfers.

(2) These shares were issued pursuant to a comprehensive employment agreement which became effective on December 5, 2002 with Craig H. Brown who has served as a director and President of the company since May, 2001. Under the terms of that Employment Agreement, Senior Care agreed to the following basic terms:

a. Mr. Brown will not receive a regular salary and shall receive other benefits in lieu of salary. Those benefits are as follows:

                                       -1-


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b. For each fiscal year during Mr. Brown's employment under the terms of the 5 year employment contract, he will be eligible to receive an annual bonus (the "Bonus") based upon an Executive Incentive Compensation Plan (the "Plan") to be developed by executive management of the Company and approved and adopted by the Board of Directors. This Plan will include the terms, conditions and formula for computing bonuses for the Company's executive officers for each fiscal year; it being understood that the Company's expectation is to pay bonuses of at least twenty percent (20%) of an executive officer's base salary annualized for the achievement of annual strategic and operating plan goals and objectives. Executive shall be eligible to receive a share of any stock options under the terms of any Stock Option Plan which the Board of Directors or the shareholders may authorized during the course of the employment of the Executive.

(3) These shares were issued in lieu of cash for director's fees.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        U.S. WEST HOMES, INC. (Registrant)

                                        Date:  February 28, 2003

                                        By: /s/ Mervyn Phelan, Sr.
                                            ----------------------
                                            Mervyn Phelan, Sr.
                                            Chief Executive Officer